Exhibit 99.1

CTI BioPharma Corp. Provides Monthly Information at Request of CONSOB

SEATTLE, Wash., October 29, 2015-CTI BioPharma Corp. (“CTI”, the “Company” or “CTI Parent Company”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Italian Legislative Decree no. 58/98, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.ctibiopharma.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), can be found. The information provided below is qualified in its entirety by reference to such information. Please note that all the information disclosed in this press release primarily refers to the period September 1, 2015 through September 30, 2015, except as otherwise expressly noted.

A)	Provisional Estimated and Unaudited Net Financial Position of CTI Parent Company and CTI Consolidated Group, presenting the current and non-current components separately

Provisional Estimated and Unaudited Net Financial Position of CTI Parent Company

The following table reports the estimated and unaudited net financial standing of CTI Parent Company as of September 30, 2015, including a separate indication of the total estimated financial amount of bank debt expiring less than 12 months ahead (current portion).

Estimated and Unaudited Net Financial Standing	September 30, 2015
(in USD thousands)
Cash and cash equivalents	45,868
Long-term obligations, current portion	(453)
Long-term debt, current portion	(4,300)
Estimated and unaudited net financial standing, current portion	41,115
Long-term obligations, less current portion	(5,535)
Long-term debt, less current portion	(47,351)*
Estimated and unaudited net financial standing, less current portion	(52,886)
Estimated and unaudited net financial standing	(11,771)

*The long-term debt includes $32 million associated with the previously reported advance of two development milestone payments under our collaboration arrangement with Baxalta Incorporated and its affiliates related to pacritinib, as disclosed in a press release issued June 10, 2015. In the event that the respective milestone is achieved in accordance with the terms of the advance arrangement, the advance would cease to be accounted for as long-term debt and would thereupon be accounted for as revenue.

The total estimated and unaudited net financial standing of CTI Parent Company as of September 30, 2015 was negative $11.8 million.

Provisional and Unaudited Estimated Net Financial Position of CTI Consolidated Group

The following table reports the estimated and unaudited net financial standing of CTI Consolidated Group as of September 30, 2015, including a separate indication of the total estimated financial amount of bank debt expiring less than 12 months ahead (current portion).

Estimated and Unaudited Net Financial Standing	September 30, 2015
(in USD thousands)
Cash and cash equivalents	46,355
Long-term obligations, current portion	(453)
Long-term debt, current portion	(4,300)
Estimated and unaudited net financial standing, current portion	41,602
Long-term obligations, less current portion	(5,538)
Long-term debt, less current portion	(47,351)*
Estimated and unaudited net financial standing, less current portion	(52,889)
Estimated and unaudited net financial standing	(11,287)

*The long-term debt includes $32 million associated with the previously reported advance of two development milestone payments under our collaboration arrangement with Baxalta Incorporated and its affiliates related to pacritinib, as disclosed in a press release issued June 10, 2015. In the event that the respective milestone is achieved in accordance with the terms of the advance arrangement, the advance would cease to be accounted for as long-term debt and would thereupon be accounted for as revenue.

The total estimated and unaudited net financial standing of CTI Consolidated Group as of September 30, 2015, was negative $11.3 million.

B)

Due payables, recorded by category (financial, trade, tax, social security and amounts due to employees) and any associated actions by creditors (solicitations, injunctions, suspended deliveries, etc.) as of September 30, 2015

CTI Parent Company trade payables outstanding for greater than 30 days were approximately $8.9 million as of September 30, 2015.

CTI Consolidated Group trade payables outstanding for greater than 30 days were approximately $10.9 million as of September 30, 2015.

During September 2015, there were solicitations for payment only within the ordinary course of business and there were no injunctions or suspensions of supply relationships that affected the course of normal business.

Except as disclosed herein, as of September 30, 2015, there were no amounts overdue of a financial or tax nature, or amounts overdue to social security institutions or overdue to employees.

C)	Disclosures on related-party transactions

During September 2015, there were no transactions with related parties other than those included in the table below and transactions between entities within CTI Consolidated Group. Intercompany transactions are considered ordinary operating activities and are eliminated in consolidation. During September 2015, there were no atypical or unusual intercompany transactions between entities within CTI Consolidated Group to report. The following table reports related party transactions including key management personnel compensation for their service to the applicable entity within CTI Consolidated Group as of September 30, 2015 and for the one month ended September 30, 2015, (as a percentage of the applicable category for CTI Consolidated Group):

	As of September 30, 2015		1-month ended September 30, 2015
	Assets	Liabilities	Revenues	Operating Expenses
Transactions with related parties (as a percentage of the applicable category for CTI Consolidated Group)	__	__	__	32.2%

D)	Information about the number of shares issued

During the month of September 2015, the Company’s common stock, no par value (the “Common Stock”), outstanding increased by 11,120,364 shares. As a result, the number of issued and outstanding shares of Common Stock as of September 30, 2015 was 191,841,451.

About CTI BioPharma

CTI BioPharma Corp. (NASDAQ and MTA: CTIC) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. The Company has a commercial presence in Europe and a late-stage development pipeline, including pacritinib, CTI BioPharma’s lead product candidate, which is currently being studied in a Phase 3 program for the treatment of patients with myelofibrosis. CTI BioPharma is headquartered in Seattle, Washington, with offices in London and Milan under the name CTI Life Sciences Limited. For additional information and to sign up for email alerts and get RSS feeds, please visit www.ctibiopharma.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding estimated and unaudited monthly financial statements, any potential attainment of the milestones associated with the advance under our collaboration arrangement with Baxalta Incorporated and its affiliates and any corresponding recognition of revenue, and the development of CTI in general. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with the biopharmaceutical industry in general and with CTI and its product and product candidate portfolio in particular including, among others, risks associated with the following: that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials, that CTI cannot predict or guarantee the commencement or outcome of preclinical and clinical studies, that CTI may not obtain reimbursement for PIXUVRI in the various applicable countries, that the conditional marketing authorization for PIXUVRI may be withdrawn or may be subject to additional conditions, that CTI may not obtain favorable determinations by other regulatory, patent and administrative governmental authorities, risks related to the costs of developing, producing and selling, as applicable, PIXUVRI, pacritinib, and CTI’s other product candidates, and other risks, including, without limitation, competitive factors, technological developments, that CTI’s operating expenses continue to exceed its net revenues, that CTI may not be able to sustain its current cost controls or further reduce its operating expenses, that CTI may not achieve previously announced goals and objectives as or when projected, that CTI’s average net operating burn rate may increase, and that CTI will continue to need to raise capital to fund its operating expenses, but may not be able to raise sufficient amounts to fund its continued operation, as well as other risks listed or described from time to time in CTI’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K.  Except as required by law, CTI does not intend to update any of the statements in this press release upon further developments.

Source: CTI BioPharma Corp.

Contacts:

CTI BioPharma Corp.

Monique Greer

+1 206-272-4343

mgreer@ctibiopharma.com

Ed Bell

+1 206-282-7100

ebell@ctibiopharma.com